UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 30, 2014

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 283-8505 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01

Exhibits.

As previously reported, on October 30, 2014, Social Reality, Inc. acquired 100% of the capital stock of Steel Media, a California corporation (“Steel Media”), from Richard Steel pursuant to the terms and conditions of a Stock Purchase Agreement dated October 30, 2014 by and among Social Reality, Steel Media and Mr. Steel.  On January 13, 2015 we filed a Current Report on Form 8-K/A which included audited financial statements of Steel Media at December 31, 2013 and 2013 and for the years then ended (the "Steel Audited Financial Statements"), unaudited financial statements at September 30, 2014 and for the nine months ended September 30, 2014 and 2013 (the "Steel Unaudited Financial Statements") and pro forma financial statements for Social Reality in accordance with the provisions of Regulation S-X.  Thereafter, on February 6, 2015 we filed Amendment No. 1 to the previously filed Current Report on Form 8-K/A which contained revised pro forma financial statements.

On February 20, 2015 we filed a Current Report on Form 8-K related to the determination on February 18, 2015 by our Board of Directors that the Steel Audited Financial Statements and the Steel Unaudited Financial Statements should no longer be relied upon as a result of errors in these financial statements. In that report, we estimated that the expected effects of correcting these accounting errors on the Steel Audited Financial Statements would be (i) for the year ended December 31, 2012, an increase in current liabilities of approximately $71,000 and a decrease in the net loss of approximately $80,000; and (ii) for the year ended December 31, 2013, an increase in current liabilities of approximately $131,000 and a reduction in net income of approximately $61,000.  We also disclosed that the corrections would result in changes to the statements of cash flows and stockholder's equity in the Steel Audited Financials as well as changes in current liabilities and net income in the Steel Unaudited Financials as a result of the correction of the accounting errors in those periods in amounts which were then not yet determined.

This Current Report on Form 8-K/A (Amendment No. 2) includes restated Steel Audited Financial Statements and restated Steel Unaudited Financial Statements and the related proforma financial statements for Social Reality in accordance with the provisions of Rules 8-04 and 8-05 of Regulation S-X.  This Current Report on Form 8-K/A (Amendment No. 2) supersedes in its entirety the Current Report on Form 8-K/A filed on January 13, 2015 and the Current Report on Form 8-K/A (Amendment No. 1) filed on February 6, 2015. The restatements of the Steel Media financial statements had no impact on our previously filed financial statements.

The restatement of the Steel Audited Financial Statements and the Steel Unaudited Financial Statements primarily resulted in:

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Balance sheet changes:

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at December 31, 2012, an increase in current assets of $7, an increase in current liabilities of $162,920 and a decrease in retained earnings of $162,913;

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at December 31, 2013, a decrease in current assets of $27,321, an increase in current liabilities of $390,434 and a decrease in retained earnings of $417,755;

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at September 30, 2014, a decrease in current assets of $35,422, an increase in current liabilities of $298,638 and a decrease in retained earnings of $334,060.

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Income statement changes:

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for the year ended December 31, 2012, a decrease in the net loss of $97,174;

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for the year ended December 31, 2013, a decrease in the net income of $252,842; and

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for the nine months ended September 30, 2014, an increase in net income of $83,695.

The restatements had impacts on each of the statements of cash flows and statements of stockholder's equity.  The foregoing summary is qualified in its entirety by reference to the financial statements which are filed as exhibits to this report.

(a)

Financial statements of businesses acquired.

The audited financial statements of Steel Media at December 31, 2012 and 2013 (restated) and for the years ended December 31, 2012 and December 31, 2013 (restated) are filed as Exhibit 99.1 to this report.

The unaudited financial statements of Steel Media at September 30, 2014 (restated) and for the nine months ended September 30, 2014 and 2013 (restated) are filed as Exhibit 99.2 to this report.

(b)

Pro forma financial information.

The unaudited pro forma financial statements of Social Reality at December 31, 2013 and September 30, 2014 giving effect to the acquisition of Steel Media are filed as Exhibit 99.3 to this report.

(d)

Exhibits.

No.	Description

99.1	Audited financial statements of Steel Media at December 31, 2012 and 2013 (restated) and for the years ended December 31, 2012 and December 31, 2013 (restated).
99.2	Unaudited financial statements of Steel Media at September 30, 2014 (restated) and for the nine months ended September 30, 2014 and 2013 (restated).
99.3	Unaudited proforma financial statements of Social Reality, Inc. at December 31, 2013 and September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: August 12, 2015	By:	/s/ Carrie McQueen
Carrie McQueen, Chief Financial Officer

Exhibit Index

No.	Description

99.1	Audited financial statements of Steel Media at December 31, 2012 and 2013 (restated) and for the years ended December 31, 2012 and December 31, 2013 (restated).
99.2	Unaudited financial statements of Steel Media at September 30, 2014 (restated) and for the nine months ended September 30, 2014 and 2013 (restated).
99.3	Unaudited proforma financial statements of Social Reality, Inc. at December 31, 2013 and September 30, 2014.